===========================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 7, 2006

I/NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23806	87-0046720
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1608 W 2225 S, Woods Cross, Utah	84087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  801-295-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===========================================================================

Section 5—Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On July 7, 2006, Tryant, LLC ("Tryant"), a Delaware limited liability company, entered into Stock Purchase Agreements with Stephen J. Markee ("Markee") and James Knapp ("Knapp"), each individuals, pursuant to which Markee sold 7,087,904 shares and Knapp sold 4,982,606 shares of common capital stock, par value $.0001 per share of I/NET, Inc, to Tryant for an aggregate purchase price of $30,000. Neither Markee, Knapp, the Company, nor any of its affiliates have any relationship with Tryant or any of its affiliates other than in respect of the Stock Purchase Agreement.

On the same day, the Company completed the sale of 13,429,491 shares of common stock to Tryant, LLC for $50,000 at a purchase price of $0.00372/share.

After the conclusion of the above transactions, Tryant became the holder of approximately 51.00% of the Company's issued and outstanding common capital stock.

Upon closing of the stock purchase transaction, Stephen Markee, a current officer and director of the Company appointed Mr. Jeff Jenson and Mr. Alex Ferries to the Board of Directors. The Board of Directors then appointed Mr. Jeff Jenson as President and Mr. Alex Ferries as Secretary/Treasurer.

Tryant, LLC used "working capital" to purchase the stock. As used herein, the term "working capital" includes income from the business operations of Tryant, LLC plus sums borrowed from, among other sources, banks and brokerage firm margin accounts, to operate Tryant, LLC in general. Before the execution of the Stock Purchase Agreement and issuance of new Company stock, there was no controlling stockholder.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Executive Officers

On July 7, 2006, upon the execution of the Stock Purchase Agreement, Stephen Markee, the sole director, adopted resolutions electing Jeff Jenson and Alex Ferries to the Company's board of directors. The Board of Directors subsequently appointed Mr. Jeff Jenson as President and Mr. Alex Ferries as Secretary/Treasurer.

Below is information on the business experience of Mr. Jeff Jenson and Mr. Alex Ferries.

Jeff Jenson: Jeff D. Jenson, 35 years old, is the Managing Director of Tryant, LLC. Mr. Jenson has been a financial consultant to development stage businesses and public corporations for ten years. Formerly, Mr. Jenson was president of Jenson Services, a Utah merger and acquisition corporation. During his tenure at Jenson Services, Inc., Mr. Jenson completed upwards of 30 reorganizations at a rate of three to five transactions per year. Mr. Jenson was the founder of Vic's Nutritional Products, Inc., which owned interests in twenty retail locations in shopping malls throughout the U.S.

Alex Ferries: Alex Ferries, 32, has been an associate at Tryant, LLC since February 2004. From July 2003 to January 2004, he worked part-time as an independent consultant, evaluating the merits of a potential retail pharmacy chain, which never materialized. He was not actively employed from June 2002 to July 2003. From September 2000 to June 2002, he attended The Tuck School of Business at Dartmouth and graduated with an MBA. Mr. Ferries is President and Director of Wrap-N-Roll USA, Inc., and Secretary and Director of West Coast Car Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

I/NET, INC.

/s/ Jeff D. Jenson

Jeff D. Jenson,

President

DATED:  August 16, 2006

3